INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of June 27, 2012, by and between Vocus, Inc., a Delaware corporation (the “Company”), and      (“Indemnitee”). Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth in Section 10 hereof.

RECITALS

A. The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the directors, officers, employees, agents and fiduciaries of the Company and its Subsidiaries, the significant increases in the cost of such insurance and the general reductions in the coverage provided by such insurance.

B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection.

D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and/or one or more of its Subsidiaries and, in order to induce Indemnitee to provide or to continue to provide services to the Company and/or one or more of its Subsidiaries, wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law.

E. In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

Now, therefore, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Indemnification of Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Proceeding, against any and all Expenses, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than thirty (30) days after written demand by Indemnitee therefor is presented to the Company.

(b) Contribution. If the indemnification obligations of the Company under Section 1(a) hereof shall be held by a court of competent jurisdiction for any reason other than that set forth in Section 8(a) hereof to be unavailable to Indemnitee in respect of any Expense, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such Expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such Expense, as well as any other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence.

(c) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

2. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. To the extent not prohibited by applicable law, the Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder (each, an “Expense Advance”) shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than thirty (30) days after written demand by Indemnitee therefor to the Company. Indemnitee shall qualify for such Expense Advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to repay such Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Until it is so finally determined by the court that Indemnitee is not entitled indemnification, Indemnitee shall not be required to repay such Expense Advances to the Company and Indemnitee shall continue to receive Expense Advances pursuant to this Section 2(a). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon.

(b) Notice; Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Proceeding for which indemnification will or could be sought under this Agreement. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) No Presumptions; Burden of Proof.

(i) For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendre or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(ii) In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Proceeding pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, provided that the Company has the right to settle any claim against Indemnitee only with the consent of Indemnitee, which shall not be unreasonably withheld or delayed.

3. Scope; Nonexclusivity.

(a) Scope. It is understood that the parties to this Agreement intend for this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to Indemnitee to the fullest extent now or hereafter permitted by law, subject only to the express exceptions and limitations otherwise set forth in this Agreement. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of the Company to indemnify a member of the Board of Directors or an officer, employee, agent or fiduciary of the Company or any Subsidiary, as applicable, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of the Company to indemnify a member of the Board of Directors or an officer, employee, agent or fiduciary of the Company or any Subsidiary, as applicable, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification and advancement of Expenses provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the charter documents of the Company or any Subsidiary, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise.

4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, charter documents of the Company or any Subsidiary or otherwise) of the amounts otherwise indemnifiable hereunder.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceeding, but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7. Maintenance of Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage proved, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or Subsidiary of the Company.

8. Exceptions. Notwithstanding anything to the contrary herein other than Section 1(c) hereof, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Unlawful Claims. To indemnify Indemnitee with respect to any Proceeding if a final decision by a court having jurisdiction shall have determined that such indemnification is not lawful;

(b) Proceedings Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to any Proceeding (x) brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement, or any other agreement, or insurance policy, or the charter documents of the Company or any Subsidiary, now or hereafter in effect relating to any Proceeding, or (y) specifically authorized by the Board of Directors, or (ii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; provided, however, that such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors determines it to be appropriate;

(c) Claims Under Section 16(b). To indemnify Indemnitee for Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits arising from the purchase and sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), rules and regulations promulgated thereunder, or any similar provisions of any federal, state or local statute; or

(d) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous.

9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of three (3) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such three-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10. Construction of Certain Terms and Phrases. As used in this Agreement, the following terms and phrases shall have the meanings set forth below:

(a) References to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) “Expense” shall include any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, a Proceeding), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld or delayed) of a Proceeding, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(c) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries.

(d) “Proceeding” shall mean any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether brought by or in the right of the Company or any Subsidiary or otherwise, and whether civil, criminal, administrative, investigative or other, in which Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or any Subsidiary, or is or was serving at the request of the Company or any Subsidiary as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

(e) “Subsidiary” shall mean any corporation or other entity of which more than 50% of the outstanding Voting Securities is owned directly or indirectly by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

(f) “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to any Proceeding regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company, any Subsidiary or any other enterprise at the Company’s request.

13. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of such expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of such expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action was not made in good faith or was frivolous.

14. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to be received (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by certified or registered mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as a party may designate by ten days’ advance written notice to the other party hereto.

15. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

16 Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

18. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

21. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its Subsidiaries.

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In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

VOCUS, INC.

Name:

Title:

AGREED TO AND ACCEPTED BY:

Name:

Address: